EXHIBIT 10.3.5

RECORDATION REQUESTED BY:
Cathay Bank
Real Estate Department
250 S. Atlantic Blvd., 2nd Floor
Monterey Park, CA 91754

WHEN RECORDED MAIL TO:
Cathay Bank
Real Estate Department
250 S. Atlantic Blvd., 2nd Floor
Monterey Park, CA 91754
Attn: Angela Hui
Re:  Loan No. RE-610050161

SPACE ABOVE THIS LINE IS FOR RECORDER’S USE ONLY
________________________________________________________________________________________________________________

MODIFICATION OF CONSTRUCTION TRUST DEED

THIS MODIFICATION OF CONSTRUCTION TRUST DEED IS DATED AS OF April 5, 2006, between DICON FIBEROPTICS, INC., a California corporation, whose address is 1689 Regatta Blvd., Richmond, CA 94804 (referred to below as “Trustor”), and CATHAY BANK, a California banking corporation, whose address is 777 North Broadway, Los Angeles, CA 90012 (referred to below as “Lender”). The purpose of this Modification is to reflect the extension of the term of the loan secured by the Deed of Trust (as defined below), a decrease in the interest rate to be applied to the unpaid principal balance of the Note (as defined below), and an agreement between Trustor and Lender with respect to the conditions under which Lender will release and reconvey a portion of the Real Property (as defined below).

Deed of Trust. Trustor executed in favor of Lender as beneficiary a Construction Trust Deed dated August 24, 2000 that was recorded in the Official Records of the County of Contra Costa, California (the “Official Records”), on August 25, 2000 as Document Number 2000-0182834-00, as modified by a Modification of Construction Trust Deed dated November 20, 2001 and recorded in the Official Records on November 27, 2001 as Document Number 2001-0361073-00 and a Modification of Construction Trust Deed dated June 28, 2004 and recorded in the Official Records on September 3, 2004 as Document No. 2004-0342993-00 (such Construction Trust Deed as so modified, the “Deed of Trust”), covering that certain real property located in the City of Richmond, County of Contra Costa, State of California, as more particularly described on Exhibit “A” attached hereto (the “Real Property”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Deed of Trust.

Modifications. Trustor and Lender hereby modify and amend the Deed of Trust as follows:

1. Agreement for Partial Release. Notwithstanding anything to the contrary in the Deed of Trust or in the Term Loan Agreement between Trustor and Lender dated November 20, 2001, as amended by that certain Loan Modification and Extension Agreement and Amendment to Promissory Note between the parties dated June 28, 2004 and that certain Loan Modification and Extension Agreement and Amendment to Promissory Note dated as of even date herewith (such Term Loan Agreement as so amended, the “Term Loan Agreement”), simultaneously with the execution and delivery of this Modification Lender will grant partial reconveyance from the lien or charge of the Deed of Trust for the approximately 5.88 acres of vacant land described on Exhibit “B” attached hereto, together with all appurtances thereto. Trustor shall pay all costs of executing and recording the partial reconveyance.

2. Definition of Note. The definition of the term “Note” is modified to read in its entirety as follows: The word “Note” means the promissory note dated November 20, 2001, in the principal amount of $27,000,000.00 from Trustor to Lender, which note is an extension and renewal of the Construction Loan Promissory Note dated August 24, 2000, as such promissory note is amended and extended by that certain Loan Modification and Extension Agreement and Amendment to Promissory Note dated June 28, 2004 and that certain Loan Modification and Extension Agreement and Amendment to Promissory Note dated as of even date herewith; together with all renewals, extensions, modifications, refinancings, and substitutions for such promissory note as so amended and extended. NOTICE TO TRUSTOR: THE PROMISSORY NOTE CONTAINS A VARIABLE INTEREST RATE.

3. Securing Clause. The “securing” clause of the Deed of Trust is modified to include the obligations of the Note and the Term Loan Agreement as defined in paragraph 1 above among the obligations secured by the Deed of Trust.

4. Continuing Validity. Except as expressly modified above, the terms of the Deed of Trust shall remain unchanged and in full force and effect. Consent by Lender to this Modification does not waive Lender’s right to require strict performance of the Deed of Trust as modified above nor obligate Lender to make any future modifications. Nothing herein shall constitute a satisfaction of the promissory note or loan agreement secured by the Deed of Trust.

TRUSTOR ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS MODIFICATION OF CONSTRUCTION TRUST DEED AND AGREES TO ITS TERMS. This Modification is dated as of the date first set forth above.

TRUSTOR:
DICON FIBEROPTICS, INC.,
a California corporation

By: /s/ Ho-Shang Lee
Name: Ho-Shang Lee
Title: President

__________________________________________________________________________
CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF CALIFORNIA  )
) ss.
COUNTY OF _______________)

On this _____ day of ________, 2006, before me, ____________________, the undersigned Notary Public, personally appeared Ho-Shang Lee, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__________________________
Notary Public

EXHIBIT “A”

(Legal Description of the Real Property)

PARCEL ONE

Lot 1 and 2, of Parcel Map MS 753-04 Filed December 14, 2005, Book 195 of Maps, page 26 Contra Costa Records.

PARCEL TWO

A Non-Exclusive Easement For Irrigation Water Lines And Fire Lines, Appurtenant To Parcel One Hereinabove Described Over Undefined Portions of Lot 3 of Said Parcel Map And As Said Easement Is More Particularly Defined In The Owner’s Statement on Said Parcel Map

PARCEL THREE

A Non-Exclusive Easement For Telecommunication Facilities, Appurtenant To Parcel One Hereinabove Described Over That Portion of Lot 3 of Said Parcel Map Designated As “15’ Private Utility Easement” on Said Parcel Map MS 753-04

PARCEL FOUR

A Non-Exclusive Easement For Private Sanitary Sewers, Appurtenant To Parcel One Hereinabove Described Over That Portion of Lot 3 of Said Parcel Map Designated As “10’ P.S.S.E.” on Said Parcel Map MS 753-04

EXHIBIT “B”

(Legal Description of the Release Property)

PARCEL ONE

Lot 1, of Parcel Map MS 753-04 Filed December 14, 2005, Book 195 of Maps, page 26 Contra Costa Records.

PARCEL TWO

A Non-Exclusive Easement For Irrigation Water Lines And Fire Lines, Appurtenant To Parcel One Hereinabove Described Over Undefined Portions of Lot 3 of Said Parcel Map And As Said Easement Is More Particularly Defined In The Owner’s Statement on Said Parcel Map

PARCEL THREE

A Non-Exclusive Easement For Telecommunication Facilities, Appurtenant To Parcel One Hereinabove Described Over That Portion of Lot 3 of Said Parcel Map Designated As “15’ Private Utility Easement” on Said Parcel Map MS 753-04

PARCEL FOUR

A Non-Exclusive Easement For Private Sanitary Sewers, Appurtenant To Parcel One Hereinabove Described Over That Portion of Lot 3 of Said Parcel Map Designated As “10’ P.S.S.E.” on Said Parcel Map MS 753-04